October 14, 2014

Sheila Ray
3399 Peachtree Road NE
Suite 1900
Atlanta, Georgia 30326
Sheila.Ray@statebt.com

Dear Sheila:

It is my pleasure to extend the following offer of employment to you on behalf of State Bank and Trust Company and State Bank Financial Corporation (“State Bank”) to become effective January 1, 2015 (the “Effective Date”). As of the Effective Date, this letter sets forth the basic terms and conditions of your employment and shall fully amend and restate the offer letter between you and State Bank dated April 25, 2014.

Position:	Executive Vice President, Chief Financial Officer, State Bank and Trust Company and State Bank Financial Corporation

Reporting to:    Tom Wiley, Vice Chairman, President

Start Date:        The Effective Date

Base Salary:    $9,615.38 per bi-weekly pay period ($250,000.00 annualized).

Bonus:
You will be eligible to participate in State Bank’s performance incentive plan (the “Plan”). Your target incentive opportunity will be 35% of your base salary and the actual payout could be more or less, depending upon performance related to the achievement of goals within the Plan.

FLSA Status:    Exempt

Review

Period:	Your performance will be reviewed on an annual basis.

Benefits:	Should you accept this job offer, per company policy you will continue to be eligible to participate in the following benefits programs:

401k Plan:
You will continue to be eligible to participate in State Bank’s 401K plan, and begin ‘contributing’ at the quarterly open enrollment after your initial start date. Eligibility for matching contributions is also the first quarter after your initial start date. You are allowed to rollover any existing like plan monies immediately to the 401K plan.

Insurance:	You will remain eligible for State Bank’s insurance benefits. State Bank currently offers the following insurance benefits for our employees:

•	Health Insurance – State Bank offers a choice of HMO health coverage or PPO health coverage with dependent coverage available.

•	Dental Insurance - individual and dependent coverage available.

•
Life Insurance - two times salary in life insurance plus two times salary for Accidental Death (not to exceed $500,000). $2,000 life insurance on spouse/children is provided at no cost to the employee.

•	Long Term Disability - 60% of base salary up to age 67.

•	Optional employee paid coverage for supplemental life insurance; vision, long term care, short term disability and AFLAC are available through payroll deduction.

Vacation and
Paid Time

Off (PTO):	You will be eligible for the following vacation and paid time off:

•	Vacation

20 days of vacation per year, pro-rated from your start date in the year of hire, accrued annually; unused vacation days cannot be carried over into the next year.

•	PTO - Sick/Funeral leave
6 days PTO provided each year; allowed to accumulate up to 45 days.

Business Related

Equipment:	To assist in the fulfillment of your responsibilities with State Bank, you will be provided at no expense to you all reasonably necessary business equipment, subject to management approval.

Reimbursement of Business

Expenses:	Additional business related expenses incurred as approved by your Manager will be timely reimbursed.

We at State Bank look forward to welcoming you aboard.

Please acknowledge your acceptance of this job offer by signing the attached acceptance and returning/faxing it to me. If you have questions, please contact me directly.

Sincerely,

Phone
Fax

CC: Human Resources

ACCEPTANCE

Your signature below signifies your acceptance with all of the terms and conditions of this offer of employment and your compensation plan.

It is understood and agreed that your employment is at will and may be terminated at the will of either party at any time and for any reason. This offer is not an employment agreement for any specified term.

EMPLOYEE	STATE BANK AND TRUST COMPANY AND STATE BANK FINANCIAL CORPORATION

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